Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2018 Results, Provides an Operational Update and Revised 2018 Guidance

HOUSTON, TEXAS — May 2, 2018 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2018 financial and operating results, provided an operational update and revised 2018 guidance.

Net production for the three months ended March 31, 2018 averaged 10,967 barrels of oil equivalent per day (Boe/d), which was a 75% increase from the fourth quarter of 2017 production level of 6,283 Boe/d.  Additionally, the first quarter production rate is more than 100% higher than Halcón’s fourth quarter 2017 production rate pro forma for the Williston Non-Op asset sale.  Production was comprised of 70% oil, 15% natural gas liquids (NGLs) and 15% natural gas for the first quarter.

Halcón generated total revenues of $49.3 million for the first quarter of 2018.  The Company reported a net loss available to common stockholders of $(2.6) million or a net loss per basic and diluted share of $(0.02) for the same period.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated a net loss of $(8.7) million, or $(0.06) per diluted share for the first quarter of 2018.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $18.1 million for the first quarter of 2018 as compared to $2.2 million for the fourth quarter of 2017.

Excluding the impact of hedges, Halcón realized 99% of the average NYMEX oil price, 41% of the average NYMEX oil price for NGLs and 87% of the average NYMEX natural gas price during the first quarter of 2018.  Halcón realized hedge losses of approximately $5.2 million during the first quarter.

Liquidity and Capital Spending

The Company recently received approval on its senior secured revolving credit facility for a borrowing base of $200 million effective May 1, 2018.  This represents a 100% increase in Halcón’s borrowing base vs. its previous level of $100 million.  As of March 31, 2018, Halcón’s liquidity was $380 million pro forma for the closing of its West Quito Draw acquisition and the new borrowing base.  This liquidity consisted of $182 million of pro forma cash on hand plus $200 million of undrawn revolver availability, less letters of credit outstanding.

During the first quarter of 2018, Halcón incurred capital costs of approximately $116 million on drilling and completions, $112 million on acquisitions and $38 million on infrastructure, seismic and other.

Hedging Update

As of May 2, 2018, Halcón had 10,673 barrels per day (bbl/d) of oil hedged for the last nine months of 2018 at an average price of $52.92 per barrel.  For 2019, the Company has 14,000 bbl/d of oil hedged at an average price of $55.76 per barrel.

As of May 2, 2018, Halcón had 7,500 MMBtu/d of natural gas hedged for the last nine months of 2018 at an average price of $3.16 per MMBtu.  For 2019, the Company has 5,000 MMBtu/d of gas hedged at an average price of $2.81 per MMBtu.

Operations Update

Halcón is currently producing in excess of 13,500 Boe/d net.  The Company expects second quarter 2018 production to average between 13,000 and 14,000 Boe/d net.  Halcón is currently running three operated rigs in the Delaware Basin with a fourth operated rig coming in the next few weeks.  These four rigs will spend most of the remainder of 2018 in Monument Draw and West Quito Draw.  The Company also has one full-time frac crew operating and plans to source a spot frac crew in the second half of 2018.

Halcón currently holds 22,479 net acres in its Monument Draw area.  The Company has five horizontal lower Wolfcamp wells producing in this area.  Additionally, Halcón has two wells waiting on completion and another three wells currently being drilled in this area.  Halcon’s average 30 day peak IP rate for its first five operated horizontal wells in Monument Draw was 1,575 Boe/d (average completed lateral length of 8,706 feet). This area is currently producing approximately 3,850 Boe/d, net.

Halcón currently holds 10,622 net acres in its West Quito Draw area.  The Company plans to spud its first operated horizontal Wolfcamp well in this area this summer.  This area is currently producing approximately 1,350 Boe/d, net.

Halcón currently holds 27,115 net acres in its Hackberry Draw area.  The Company has drilled and completed 14 horizontal wells (twelve Wolfcamp, one 2nd Bone Spring and one 3rd Bone Spring).  Additionally, Halcón has three wells flowing back after frac, one well being drilled out and another well currently being frac’d in this area.  Halcon’s average 30 day peak IP rate for its first 9 operated Wolfcamp horizontal wells with 30 day rates available in Hackberry Draw was 936 Boe/d.  The Company’s first 2nd Bone Spring horizontal well in Hackberry Draw, the Berkley

State West 2H, is one of the three wells currently flowing back after frac.   This area is currently producing approximately 8,250 Boe/d, net.

Revised 2018 Guidance

The guidance table below has been updated from previous 2018 guidance to reflect the addition of a fourth operated rig in May, 2018 as well as the inclusion of the Company’s recently acquired West Quito Draw properties.  This guidance also assumes a second spot frac crew is operating from mid-August to October, 2018.

	2Q 2018	4Q 2018	Full Year 2018
Production (Boe/d)
Total	13,000 - 14,000	23,000 - 25,000	15,000 – 20,000
% Oil			68% - 72%
% Gas			14% - 16%
% NGL			14% - 16%

Capex ($MM)
D&C Capex (1)			$425 - $475
Infrastructure, Seismic and Other Capex			$70 - $90

Operating Costs and Expenses
Lease Operating & Workover ($/Boe)			$4.25 – $5.25
Gathering, Transportation & Other ($/Boe)			$3.00 – $4.00
Cash G&A ($MM)			$40 - $45
Production Taxes (% of Revenue)			6% – 7%

(1) Excludes capitalized G&A.

Floyd C. Wilson commented “Our revised 2018 guidance includes the impact of our recently acquired West Quito properties and the addition of a fourth rig in May.  It’s important to note that our revised 2018 production guidance assumes we don’t bring a second spot frac crew in until Mid-August of 2018.  This timing results in back-end weighted production growth for us in 2018 with a fourth quarter production rate expected to be around 24,000 boe/d.  This sets us up nicely as we head into 2019.  I also want to emphasize that our 2018 drilling plan consists of almost entirely long laterals in excess of 9,000 feet.  Although long lateral development results in longer cycle times, long laterals are a more capital efficient way to develop assets over the long-run.  We are well positioned to withstand any takeaway issues in the Permian through 2019 with takeaway contracts in place for oil and gas.  We are evaluating ways to create value and have options available to us including joint venture and infrastructure divestiture opportunities.  We continue to focus on execution and efforts to control costs while optimizing drilling and completion programs.”

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Thursday, May 3, 2018, at 11:00 a.m. EDT (10:00 a.m. CDT).  To participate in the conference call, dial (800) 239-9838 for domestic callers, and (323) 794-2551 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 9312036.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investors section under Events and Presentations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company focused on the acquisition, production, exploration and development of liquids-rich onshore oil and natural gas assets in the United States.

For more information contact Quentin Hicks, Executive Vice President of Finance, Capital Markets & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, divestitures, liquidity, capital spending and drilling and completion plans.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “projects”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$43,069	$122,521
Natural gas	2,319	6,219
Natural gas liquids	3,712	6,025
Total oil, natural gas and natural gas liquids sales	49,100	134,765
Other	155	833
Total operating revenues	49,255	135,598

Operating expenses:
Production:
Lease operating	4,915	20,644
Workover and other	1,361	11,441
Taxes other than income	3,029	11,576
Gathering and other	6,422	11,942
Restructuring	101	755
General and administrative	15,210	20,849
Depletion, depreciation and accretion	15,991	32,886
(Gain) loss on sale of oil and natural gas properties	3,679	(231,190)
Total operating expenses	50,708	(121,097)
Income (loss) from operations	(1,453)	256,695
Other income (expenses):
Net gain (loss) on derivative contracts	5,903	26,398
Interest expense and other	(7,048)	(24,843)
Gain (loss) on extinguishment of debt	—	(56,898)
Total other income (expenses)	(1,145)	(55,343)
Income (loss) before income taxes	(2,598)	201,352
Income tax benefit (provision)	—	(12,000)
Net income (loss)	(2,598)	189,352
Non-cash preferred dividend	—	(801)
Net income (loss) available to common stockholders	$(2,598)	$188,551

Net income (loss) per share of common stock:
Basic	$(0.02)	$2.07
Diluted	$(0.02)	$1.69
Weighted average common shares outstanding:
Basic	153,884	91,274
Diluted	153,884	112,084

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$382,075	$424,071
Accounts receivable	41,608	36,416
Receivables from derivative contracts	13,465	677
Prepaids and other	10,520	10,628
Total current assets	447,668	471,792
Oil and natural gas properties (full cost method):
Evaluated	984,861	877,316
Unevaluated	898,515	765,786
Gross oil and natural gas properties	1,883,376	1,643,102
Less - accumulated depletion	(584,616)	(570,155)
Net oil and natural gas properties	1,298,760	1,072,947
Other operating property and equipment:
Other operating property and equipment	130,820	101,282
Less - accumulated depreciation	(5,424)	(4,092)
Net other operating property and equipment	125,396	97,190
Other noncurrent assets:
Receivables from derivative contracts	4,590	—
Funds in escrow and other	21,658	1,691
Total assets	$1,898,072	$1,643,620

Current liabilities:
Accounts payable and accrued liabilities	$113,606	$131,087
Liabilities from derivative contracts	26,448	19,248
Total current liabilities	140,054	150,335
Long-term debt, net	612,055	409,168
Other noncurrent liabilities:
Liabilities from derivative contracts	7,097	7,751
Asset retirement obligations	4,641	4,368
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 160,468,799 and 149,379,491 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	16	15
Additional paid-in capital	1,081,105	1,016,281
Retained earnings (accumulated deficit)	53,104	55,702
Total stockholders’ equity	1,134,225	1,071,998
Total liabilities and stockholders’ equity	$1,898,072	$1,643,620

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(2,598)	$189,352
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	15,991	32,886
(Gain) loss on sale of oil and natural gas properties	3,679	(231,190)
Stock-based compensation, net	3,581	8,347
Unrealized loss (gain) on derivative contracts	(11,113)	(24,214)
Amortization of deferred loan costs	292	185
Amortization of discount and premium	132	1,644
Loss (gain) on extinguishment of debt	—	56,898
Accrued settlements on derivative contracts	1,492	(1,265)
Other income (expense)	(1,386)	(883)
Cash flow from operations before changes in working capital	10,070	31,760
Changes in working capital	(22,652)	13,800
Net cash provided by (used in) operating activities	(12,582)	45,560

Cash flows from investing activities:
Oil and natural gas capital expenditures	(127,885)	(43,803)
Proceeds received from sale of oil and natural gas properties	(4,034)	477,306
Acquisition of oil and natural gas properties	(132,464)	(707,304)
Acquisition of other operating property and equipment	—	(25,538)
Other operating property and equipment capital expenditures	(30,721)	(502)
Proceeds received from sale of other operating property and equipment	1,899	10,286
Funds held in escrow and other	157	—
Net cash provided by (used in) investing activities	(293,048)	(289,555)

Cash flows from financing activities:
Proceeds from borrowings	206,000	1,029,000
Repayments of borrowings	—	(1,065,000)
Cash payments to Noteholders	—	(30,917)
Debt issuance costs	(3,371)	(15,508)
Preferred stock issued	—	400,055
Common stock issued	63,480	—
Offering costs and other	(2,475)	(11,502)
Net cash provided by (used in) financing activities	263,634	306,128

Net increase (decrease) in cash and cash equivalents	(41,996)	62,133

Cash and cash equivalents at beginning of period	424,071	24
Cash and cash equivalents at end of period	$382,075	$62,157

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Production volumes:
Crude oil (MBbls)	693	2,631
Natural gas (MMcf)	886	2,439
Natural gas liquids (MBbls)	146	425
Total (MBoe)	987	3,463
Average daily production (Boe/d)	10,967	38,478

Average prices:
Crude oil (per Bbl)	$62.15	$46.57
Natural gas (per Mcf)	2.62	2.55
Natural gas liquids (per Bbl)	25.42	14.18
Total per Boe	49.75	38.92

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(7.63)	$0.79
Natural gas (per Mcf)	0.09	0.05
Natural gas liquids (per Bbl)	—	—
Total per Boe	(5.28)	0.63

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$54.52	$47.36
Natural gas (per Mcf)	2.71	2.60
Natural gas liquids (per Bbl)	25.42	14.18
Total per Boe	44.47	39.55

Average cost per Boe:
Production:
Lease operating	$4.98	$5.96
Workover and other	1.38	3.30
Taxes other than income	3.07	3.34
Gathering and other, as adjusted (1)	5.55	2.66
Restructuring	0.10	0.22
General and administrative, as adjusted (1)	11.35	3.44
Depletion	14.65	9.07

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$15.41	$6.02
Stock-based compensation:
Non-cash	(3.63)	(2.41)
Transaction costs and other:
Cash	(0.43)	(0.17)
General and administrative, as adjusted(2)	$11.35	$3.44

Gathering and other, as reported	$6.51	$3.45
Rig stacking charges	(0.96)	(0.79)
Gathering and other, as adjusted(3)	$5.55	$2.66

Total operating costs, as reported	$31.35	$22.07
Total adjusting items	(5.02)	(3.37)
Total operating costs, as adjusted(4)	$26.33	$18.70

(2) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plans, as well as other cash charges associated with certain transactions. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig stacking charges incurred as a result of reductions in our drilling activities due to a dramatic decline in oil and natural gas prices beginning in 2014. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
As Reported:
Net income (loss) available to common stockholders, as reported	$(2,598)	$188,551
Non-cash preferred dividend	—	801
Net income (loss), as reported	(2,598)	189,352

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(10,125)	$(23,560)
Natural gas	(988)	(654)
Total mark-to-market non-cash charge	(11,113)	(24,214)
(Gain) loss on sale of oil and natural gas properties	3,679	(231,190)
Loss (gain) on extinguishment of debt	—	56,898
Restructuring	101	755
Rig stacking charges, transaction costs and other	1,219	3,330
Selected items, before income taxes	(6,114)	(194,421)
Income tax effect of selected items (1)	—	12,000
Selected items, net of tax	(6,114)	(182,421)

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items (2)	$(8,712)	$6,931

Basic net income (loss) per common share, as reported	$(0.02)	$2.07
Impact of selected items	(0.04)	(1.99)
Basic net income (loss) per common share, excluding selected items (2)	$(0.06)	$0.08

Diluted net income (loss) per common share, as reported	$(0.02)	$1.69
Impact of selected items	(0.04)	(1.63)
Diluted net income (loss) per common share, excluding selected items (2)(3)	$(0.06)	$0.06

Net cash provided by (used in) operating activities	$(12,582)	$45,560
Changes in working capital	22,652	(13,800)
Cash flow from operations before changes in working capital	10,070	31,760
Cash components of selected items	(24)	5,271
Income tax effect of selected items (1)	—	12,000
Cash flow from operations before changes in working capital, adjusted for selected items (2)	$10,046	$49,031

(1) For the 2017 column, this represents the tax impact from the estimated alternative minimum tax generated primarily by the gain from the sale of the El Halcón Assets.

(2) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3) The impact of selected items for the three months ended March 31,2018 was calculated based upon weighted average diluted shares of 153.9 million due to the net loss available to common stockholders, excluding selected  items. The impact of selected items for the three months ended March 31, 2017 was calculated based upon weighted average diluted shares of 112.1 million due to the net income available to common stockholders, excluding selected items.

HALCÓN RESOURCES CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2017
Net income (loss), as reported	$(2,598)	$189,352
Impact of adjusting items:
Interest expense	9,602	25,190
Depletion, depreciation and accretion	15,991	32,886
Income tax provision (benefit)	—	12,000
Stock-based compensation	3,581	8,347
Interest income	(1,165)	(99)
(Gain) loss on sale of other assets	(1,241)	68
Restructuring	101	755
Loss (gain) on extinguishment of debt	—	56,898
(Gain) loss on sale of oil and natural gas properties	3,679	(231,190)
Unrealized loss (gain) on derivatives contracts	(11,113)	(24,214)
Rig stacking charges	945	2,743
Transaction costs and other	274	587
Adjusted EBITDA(1)	$18,056	$73,323

(1)         Adjusted EBITDA is a non-gaap measure, which is presented based on management’s belief that it will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.